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                                                                    EXHIBIT 10.1

                                 TBC CORPORATION

                                    2004-2005
                                     DEALER
                                    AGREEMENT

                                     4/1/04

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                   2004-2005 MAST AUTHORIZED DEALER AGREEMENT

This Agreement is made by and between Michelin Americas Small Tires, hereinafter referred to as "MAST," a division of MICHELIN NORTH AMERICA, INC., a New York corporation, having a place of business at One Parkway South, Greenville, South Carolina 29615, and its successors or assigns, and TBC Corporation., a Delaware corporation having a place of business at 4770 Hickory Hill, Memphis, Tennessee 38141, by and through its wholly-owned subsidiaries more particularly described as follows: Big O Tires, Inc.; National Tire Warehouse, a division of Big O Tires, Inc.; Tire Kingdom, Inc.; Carroll's, Inc.; and, TBC Private Brands, a Division of TBC Corporation, hereinafter referred to collectively as "Dealer."

In consideration for their mutual promises, and subject to the terms and conditions contained in this Agreement, MAST and Dealer agree as follows:

                          GENERAL TERMS AND CONDITIONS

1. PURPOSE - This Agreement is intended to assist MAST brands in competing against other brands of tires. In accordance with the terms and conditions of each Addendum, the parties intend the Agreement to promote the distribution of MAST products by each Dealer subsidiary company (individually and/or collectively referred to as "Company" or "Companies") as referenced above.

2. EFFECTIVENESS-DURATION - This Agreement shall become effective on April 1, 2004 and shall continue in full force and effect until December 31, 2005, when it shall expire automatically, by its terms, unless previously terminated. It shall also not continue beyond December 31, 2005 unless both parties agree to an extension in writing.

3. MAST DEALER NON-EXCLUSIVITY - MAST hereby appoints Dealer and Dealer agrees to act as MAST's Non-Exclusive Dealer under the terms and conditions stated herein. This Agreement offers the opportunity to participate in the benefits herein for the duration of this Agreement provided that Dealer and its Companies comply with this Agreement and with the requirements of each Company's applicable MAST program.

      Except as expressly provided in an applicable Brand Program, Dealer understands and agrees that (i) MAST retains the right to designate other dealers without regard to Dealer's location(s); and (ii) Dealer has no greater rights than and shall not be given preferential treatment over other MAST Authorized customers.

4. BUSINESS MIX - Dealer affirms that a minimum of 51% of total passenger and light truck tire sales are to the ultimate consumer or end user of the product for each retail business Company, and 51% of total passenger and light truck tire sales are to entities other than the end user of the product for each wholesale Company.

5. OPERATION OF BUSINESS - Dealer and MAST agree that this Agreement shall apply only to the authorized Dealer location(s) as pre-approved and maintained by MAST in MAST's database. Each physical Dealer location will be identified as a Point of Sale ("POS") or Point of Distribution ("POD") in accordance with the applicable MAST Sales Program criteria. MAST, in its absolute discretion, may agree to add or delete physical locations proposed by Dealer.

      The authorization granted to Dealer by MAST under this Agreement is solely for promoting, marketing, selling and servicing designated MAST Products from Dealer POS or POD locations within the fifty United States and the District of Columbia. The parties agree that the distribution of MAST products will be only within the specified Trade Area as agreed to by MAST.

      Dealer agrees not to sell, lease or transfer MAST products to third parties through product auctions or other means using bidding systems.

      The benefits of the Program will not accrue to any sales by MAST to any other Dealer locations. Dealer shall not sell, directly or indirectly, to any other areas of the world. Dealer agrees that it will not, directly or indirectly, sell, transfer or export MAST Products into any such excluded areas and understands that such sales will not be supported by MAST. For illustration, and without limiting the foregoing statement, MAST will not: accept or process orders for merchandise intended for excluded areas; load merchandise intended for excluded areas; issue certificates of origin or quality or any other documentation for exports to excluded areas; provide refunds of federal excise taxes paid for sales to excluded areas; extend or support credit or act as an agent in any fashion for any customers doing business in such excluded areas; or support any representation that Dealer is authorized to sell MAST Products or otherwise represent MAST for business in such excluded areas.

      However, MAST will consider requests by Dealer to sell to such excluded areas (other than Canada and Mexico) on an individual basis. Any MAST approval for such requests will be at MAST's sole discretion and will not be valid unless put in writing signed by an authorized MAST representative.

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      Dealer shall not, without the prior written approval of MAST, directly or indirectly sell, transfer or otherwise supply MAST Products to another tire manufacturer, or to any distribution or retail facility owned or controlled, in whole or in part, by another tire manufacturer.

6.    DEALER'S RIGHT TO PURCHASE MAST PRODUCTS

      The trademarks and trade names used in connection with MAST Products are referred to in this Agreement as "Brand(s)". Dealer shall have a non-exclusive right to purchase from MAST, and MAST shall non-exclusively sell to Dealer, the tire brands designated by MAST. The specific programs and conditions of trade (generally "Brand Programs") may vary from Brand to Brand and Product to Product.

      Important Note: MAST may, in its absolute discretion, at any time, and without prior notice to Dealer, designate any type or size of tire as being outside the scope of and expressly excluded from this Agreement.

      MAST, in its sole discretion, shall independently determine the prices of MAST Products payable by Dealer to MAST. Dealer, in its sole discretion, shall independently determine the prices at which it will resell MAST Products. Any suggested resale prices are merely suggestions. MAST may unilaterally offer for sale certain MAST Products which are subject to a MAST distribution policy. It will be in Dealer's sole discretion whether it wishes to purchase such MAST Products pursuant to such policies.

7. SUPPLY AND ORDERING - Dealer shall place orders on forms or systems approved by MAST.

      Dealer shall submit orders for MAST Products to MAST Customer Service. MAST, in its absolute discretion, shall allocate available MAST Products between and among original equipment manufacturers and other MAST customers. MAST shall use reasonable efforts to fill orders of Dealer accepted by MAST. However, MAST shall not be liable for any losses or costs incurred by Dealer resulting, directly or indirectly, from failure or delay in shipment of MAST Products due, in whole or in part, to:

            A.    Shortage of MAST Products or materials

            B.    Interruption of transportation or utility facilities

            C. Any cause beyond MAST's reasonable control or without the fault or negligence of MAST

      Dealer also may submit to MAST request(s) for quotation to support Dealer bids to end users, including governmental entities. MAST, in its absolute discretion, shall determine which bid(s), if any, will be supported by MAST. MAST also reserves the right to decide the products and prices it may offer to the Dealer in support of any such bid(s).

      Upon request, Dealer agrees to furnish MAST the Dealer's best estimate of purchases of MAST tires for the next three months. MAST will assist Dealer in estimating and ordering by providing, if requested, consultation on industry trends and inventory management.

      Dealer shall have the opportunity to participate in various Brand Programs in accordance with the terms and conditions of those Programs. Dealer agrees to establish and retain full and accurate records regarding adjustments, advertising and programs for which Dealer may receive credits, monies or reimbursements from MAST.

      MAST shall supply signs, other identification materials and Dealer sales aids, whenever applicable, including, but not limited to, commercial and technical literature, promotional display material, warranty booklets and forms.

      A staff of technically and commercially trained MAST personnel shall be reasonably available to assist and advise Dealer on commercial and technical matters associated with promoting, marketing, selling and servicing MAST Products.

8.    DEALER'S COMMITMENT TO MAST

      Minimum Purchases - Each Company commits to a minimum purchase during each year of this Agreement in accordance with the applicable MAST Sales Program.

      MAST requires, and Dealer agrees, that Dealer will conduct its business in a manner that will ensure the greatest possible sale of MAST Products by Dealer while enhancing the reputation of and goodwill associated with MAST Brands and MAST Products. With this purpose in mind, Dealer shall:

            A. Maintain all files and records, including delivery receipts and all other documents sufficient to establish delivery of MNA Products and/or services in accordance with MNA's National Accounts Program. Dealer agrees to maintain such records for a period of not less than three (3) years. MNA shall have the right to conduct complete audits of such records and shall have the right to continue the audit to a full, fair and complete conclusion. MNA shall have the right to reverse any unsubstantiated credits issued and/or claims paid to Dealer pursuant to the National Accounts Program.

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                  Vigorously and aggressively promote the sale of MAST Products.
                  Participate in and actively promote MAST's National Account Program for public utilities, fleet accounts, OEDWSP, CDP, and government and military sales. Dealer shall participate in training programs and make use of promotional materials provided by MAST.

            B. Not advertise a MAST Brand or Product for the purpose of attracting customers in order to introduce and sell non-MAST brands or products to such customers. Consistent with Dealer's obligation to maintain an adequate inventory of MAST products at all times, Dealer shall furnish a particular MAST Product when it is asked for by the customer. Dealer shall not offer or attempt to substitute any non-MAST merchandise when MAST Products are asked for by the customer.

            C. Provide all applicable MAST warranties and safety information to its customers.

                  Dealer also shall honor and efficiently service, in a prompt and professional manner, any manufacturers' warranties relating to MAST Products issued by MAST from time to time, regardless of whether or not the warranty holder is a customer of Dealer. Dealer agrees to abide strictly by the terms of the applicable MAST Warranty Claim Procedure Manual. Dealer accepts full responsibility for the validity and authenticity of Dealer's portion of all adjustment forms submitted. With respect to MAST Products, Dealer shall make no guarantee, warranty or representation to Dealer's customers or prospective customers on behalf of MAST or any other manufacturer supplying MAST. Instead, Dealer shall refer customers and prospective customers to MAST's printed literature for warranties, if any, provided by MAST, and MAST's designated Internet site(s). Should Dealer offer its own road hazard or other warranty to its customers, Dealer shall not submit such claims to MAST for adjustment credits.

                  In addition to Dealer honoring and servicing warranties relating to MAST Products, MAST may also request, on an exceptional basis, that Dealer provide support of the Original Equipment Dealer Warranty Support Program (OEDWSP) and/or warranty service concerning MAST Brands. Such situations would be the result of MAST being unable to provide that support or service to a specific OE Dealer or consumer via Dealer(s) in the local marketing area. In such situations, Dealer shall accept MAST's request and shall honor and efficiently support the OEDWSP or provide warranty/replacement service in a prompt and professional manner, in accordance with the applicable MAST OEDWSP or Warranty Claim Procedure Manual.

                  To support such exceptions, MAST will process Dealer's order for limited quantities (i.e., no more than four tires per OE dealer or consumer incident) of the normally unauthorized MAST Brand, and will ship said tires to one of the Dealer's authorized locations and Dealer will pay MAST the agreed-upon price for said exceptional shipment. It is understood that such exceptional activities shall not give Dealer any right to hold himself out as an authorized Dealer for such tires, nor to use any trademarks or trade names pertaining to such tires.

            D. Establish and maintain its locations in a clean, neat, orderly and safe manner. Dealer shall at all times conduct its business and provide every user of MAST Products (whether or not a customer of Dealer), both at the time of sale and thereafter on demand by any user, with tire service meeting the highest service standards of the trade, both in terms of courtesy and convenience to user and of technical competence of service. Dealer recognizes that the conduct of its business, the manner in which it maintains MAST Products and the appearance of its locations will reflect on the good name and reputation of MAST Brands and MAST Products.

            E. Ensure that each POS or POD location is, at all times, adequately staffed with suitably trained personnel and equipped with the tools and machines necessary to service MAST Products in a professional manner.

            F. Identify POS location(s) as a MAST Dealer by prominently displaying and properly maintaining MAST Product identification. Prior to delivery of any MAST Brand signs to Dealer, Dealer shall sign the MAST Sign Lease Agreement.

            G. To satisfy government regulations, complete and provide to any purchaser of MAST Products all forms made available by MAST to Dealer requesting information on tire identification and record keeping.

            H. Not publish, advertise or disseminate any information that MAST determines to be deceptive, misleading, inaccurate or untrue concerning MAST Brands, MAST Products or MAST Dealer's, and not engage in any deceptive or unethical practice with respect to such matters.

            I. Maintain an adequate inventory of MAST Products at all times (subject to MAST's ability to supply such Products) in order to meet promptly anticipated retail demand for MAST Products. Dealer also agrees to support applicable MAST Brand original equipment fitments by maintaining an adequate stock of such sizes. MAST, from time to time, shall advise Dealer of the applicable sizes and minimum stock requirements for original equipment fitments, which advice is

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                  only a recommendation to assist Dealer in fulfilling inventory obligations. Dealer remains free to ultimately determine its inventory requirements. Dealer shall not fill orders or provide services that are not in strict compliance with original equipment manufacturers' and tire manufacturers' fitment guides specifications, safety and technical information. Dealer shall provide full and appropriate service information, i.e., inflation, tire care and maintenance and safety information to the customer.

            J. Dealer shall promptly provide financial data to MAST each calendar quarter, as requested by MAST. Financial data shall consist of Dealer's publicly disclosed documents.

            K. Indemnify and hold MAST and any of its affiliates harmless from all claims and causes of action and related costs and expenses (including reasonable attorneys' fees) arising from the failure of Dealer to comply with any term of this Agreement.

9.    INTERNET SALES POLICY

      This Agreement does not authorize the sale of MAST Products through the use of the Internet. Dealer agrees that it will not, without prior written approval from MAST under the terms and conditions of MAST's Internet Sales and Promotion Policy Standards ("Policy) directly or indirectly sell, lease or transfer MAST Products via the Internet.

10.   CONFIDENTIALITY

      Each party acknowledges that all transactions in furtherance of this Agreement, including sales programs, adjustment programs and data and other competitive commercial data, are confidential and that all documentary information in the possession of each party relating to said transactions is confidential and proprietary. Each party agrees to take all reasonable steps necessary to prevent disclosure to any third party, and further agrees to notify the other in writing via certified mail within ten business days of the receipt of any request from a third party to disclose said confidential information.

11.   PAYMENT

      MAST may extend credit to Dealer for the purchase of MAST Products to the extent Dealer may be eligible under the applicable Brand Programs and consistent with the Dealer's credit capacity, as determined by MAST from time to time, in its absolute discretion.

            A. Dealer shall pay for MAST Products in accordance with MAST's invoice to Dealer, or in such other manner as MAST may prescribe. Dealer's failure to make payment in accordance with the terms of any invoice will constitute a material breach of this Agreement. Dealer's submission of any negotiable instrument shall not constitute payment until MAST has finally collected the full amount of the payment due from Dealer. In the event Dealer is delinquent in payment, MAST shall have the right, without limitation on any other remedy otherwise available to it, to refuse shipment of any further MAST Products to Dealer. Dealer, pursuant to MAST's claims policy, shall notify MAST of any disputes/claims within 120 days of invoice date or credit document date.

            B. Notwithstanding any stipulation by Dealer to the contrary nor any allocations of debits or credits which MAST may make on its monthly statement of account to Dealer, MAST shall have the right to apply any payments made by Dealer or credits issued to Dealer as MAST shall determine in its absolute discretion.

            C. Without limitation on any other remedy available to MAST, in the event payment by Dealer for MAST Products is not made in conformity with the provisions of this Agreement, Dealer shall immediately, upon request by MAST, return all MAST Products for which payment has not been made. The return of these Products shall be in conformity with the provisions of the MAST return goods policy.

            D. MAST may demand assurances from Dealer that payment in conformity with the provisions of this Agreement shall be forthcoming. Until assurances satisfactory to MAST are received from Dealer, MAST shall have the right to discontinue or withhold Dealer's privileges under the Agreement or any MAST Brand Programs. MAST, in its discretion, also may apply any credits, bonuses or rebates earned or payable under any such Programs to the reduction of the amount(s) Dealer owes to MAST.

            E. All sums not paid by Dealer when due shall bear interest, to be paid by Dealer to MAST, from the due date at prime plus a percentage fee to be determined by MAST.

            F. Dealer shall reimburse MAST for all charges and costs, including, but not limited to, reasonable attorneys' fees, which MAST incurs in enforcing any provision of this Agreement or any agreement related hereto including, but not limited to any security agreement.

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12.   ANTICIPATION DISCOUNT

      Subject to the following terms and conditions, Anticipation Discount, with a rate to be established periodically by MAST, will be allowed for payment received at least fifteen (15) days in advance of normal due date.

            A. Anticipation Discount will not be authorized if any part of Dealer's account is past due. However, if Dealer's account is brought current at the time anticipation is requested, the Anticipation Discount will be allowed against payment(s) made against the following month's payments.

            B. Credits applicable to specific prior billings will be so noted by MAST and shall be applied first to those specific invoice(s) or the portion(s) thereof which are unpaid. All other credits can be used in the same manner as cash and shall be applied first to any invoices due to MAST which are past or current due and then to future due invoices. Credits cannot be applied to a payment until the credit advice has been issued by MAST, and should be identified in Dealer's payment including the intended application of the credit.

            C. Anticipation Discount can be taken on any part, or all, of Dealer's future due that appears on its monthly statement, so long as all months prior to the month's being anticipated are paid in full.

            D. Dealer's monthly statement will show the amount and current yearly rate of Anticipation Discount in thirty (30) day increments. Dealer may, however, elect to use Anticipation Discount on a daily basis. The number of days for which Anticipation Discount is allowed will be computed from the postmark date on the envelope to, but not including, the due date of the invoice(s) being paid.

      The effective rate of Anticipation Discount is subject to change without notice and the rate that is in effect at the time payment is received will be the applicable rate.

13.   PRICE INCREASES AND REDUCTIONS

      MAST will notify Dealer in writing from time to time of the prices of MAST products that it will charge to Dealer. Such prices may be changed by MAST at any time; however, any nationally announced price increases will not be made without giving forty five (45) days prior written notice to Dealer. Such changed prices shall thereafter be the prices in effect and all shipments thereafter made to Dealer will be billed at such changed prices. In the event MAST increases the Dealer price for any MAST products, Dealer will have the right to cancel, by written notice to MAST within ten (10) days after receipt by Dealer of the notice of increase, any orders for products placed by Dealer with MAST prior to receipt by Dealer of the notice of increase and which are unfilled at the time of receipt by MAST of the notice of cancellation.

      In the event of a price reduction, the effect of which is to subject Dealer to a loss of value on its inventory purchased from MAST, MAST will pass to Dealer a merchandise credit for the difference between the old and the new prevailing prices upon receipt of Dealer's itemized inventory duly approved and signed by the MAST Account Manager in Dealer area, covering merchandise billed at the higher prevailing price within thirty (30) days prior to the price decrease. This does not apply to price reductions created by changes of various government taxes, duties, surcharges imposed due to currency fluctuations, etc. Changes in the rate of any discount, rebate or special allowance granted to Dealer are normally offered to enhance the Dealer's sales and profit position and will NOT be considered a price change for the purpose of this paragraph.

14.   TRANSPORTATION & DELIVERY

      MAST will ship tires in accordance with the freight policy indicated in the MAST Sales Program.

      MAST shall designate the points from which MAST Products are shipped to Dealer. When freight is prepaid, MAST shall select the carrier. MAST shall ship MAST Products only to authorized Dealer locations.

15.   LIMITED WARRANTY

      All new MAST Multi-Brand Passenger and Light Truck tires purchased from MAST bearing the trademark "Michelin", "BFGoodrich," "Uniroyal," "Cavalier," "Medalist," or "Riken" are warranted in accordance with the provisions of the Limited Warranty applicable to such products. Dealer shall make sales of Michelin, BFGoodrich, Uniroyal, Cavalier, Medalist, or Riken Brand tires in such a way that purchasers of such products from Dealer are advised of and acquire all rights under the applicable Limited Warranty. All claims submitted to Dealer under the Limited Warranty shall be processed in accordance with the applicable Michelin, BFGoodrich, Uniroyal, Cavalier, Medalist, or Riken Tire Warranty Claim Procedure Manual.

16.   TITLE AND RISK OF LOSS

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      Title and risk of loss or damage to MAST Products purchased by Dealer shall remain with MAST until such Products are tendered by MAST to Dealer, at which time title and risk of loss or damage shall pass to Dealer. Tender shall take place when MAST Products are delivered to Dealer warehouse or are in the possession or control of Dealer, whichever shall occur first.

17.   CONVENIENCE RETURNS

      Dealer will be permitted to return MAST merchandise freight prepaid per the applicable MAST Sales Program.

18.   TAXES AND LICENSES

      Dealer certifies that MAST Products purchased from MAST are for resale in the ordinary course of Dealer's business, and that Dealer has obtained any license required to collect sales or use taxes incurred in any such resale transactions. Dealer agrees to furnish proof thereof to MAST. As to any MAST Products or other tangible property put to a taxable use by Dealer in lieu of or prior to resale, Dealer shall make timely return and payment to the proper taxing authority of all applicable taxes. Dealer shall indemnify and hold MAST harmless from any and all claims and demands made by any taxing authority, arising from Dealer's failure to promptly pay any sales, excise, income or other tax, or from Dealer's failure to correctly file any required tax returns.

      For any exempt purchases, Dealer agrees to provide the appropriate certificates of exemption to MAST. If, as a result of a state sales and use tax audit, the state determines that the Dealer is not entitled to exemption and assesses MAST sales and use tax, MAST reserves the right to charge any assessed taxes to the Dealer. The Dealer hereby agrees to pay such taxes.

19.   NOT A FRANCHISE

      This Agreement applies to the sale of MAST Products to Dealer by MAST and is not intended by either party to constitute a franchise relationship between the parties. Dealer has not paid a franchise fee to MAST and is not operating pursuant to a business system supplied by MAST.

20.   NOT A PARTNERSHIP OR JOINT VENTURE

      It is understood and agreed that this Agreement, and the parties' conduct in furtherance of this Agreement, shall not create any partnership, joint venture, or agency of any nature. Dealer shall at all times retain the full and absolute control over its employees, and that at no time will Dealer, its agents or employees, for any purpose, be deemed to be the employees of MAST. The relationship of Dealer to MAST hereunder shall at all times be that of an independent contractor.

21.   NOT A FIDUCIARY

      It is understood and agreed that this Agreement does not in any way create a fiduciary relationship between MAST and Dealer, and Dealer at all times retains the full, absolute and unilateral control over its business.

22.   NOT AN AGENT

      This Agreement does not constitute Dealer, and Dealer shall not hold himself out to be, the legal representative, agent or employee of MAST for any purpose whatsoever. Dealer is without authority to assume, create or incur any obligation or liability on behalf of MAST.

23.   TRADEMARKS AND TRADE NAMES

      MAST (and its affiliates as may be applicable) retain the right to and ownership of the trademarks, logos, domain names, metatags, and trade names (collectively, the "Marks") applicable to its businesses, its operations, its facilities and MAST Products. MAST hereby grants Dealer the non-exclusive, non-transferable, limited right during the term of this Agreement to use such Marks in Dealer's business solely for the purpose of advertising and promoting the sale and use of MAST Products. Dealer acknowledges that MAST retains the right to and ownership of such Marks, which Dealer agrees not to contest or impair in any way.

      Dealer also agrees to use such Marks only as authorized by MAST. Dealer is not authorized to use such Marks as a part of Dealer's corporate name. Unless specifically authorized in writing by MAST, Dealer, and anyone acting on its behalf, including, but, not limited to, affiliates, subsidiaries and representatives, shall not use the Marks in connection with the sale of any private or associated brand tires or any other tire not covered by that specific trade name or trademark. Any misuse of the Marks by Dealer shall constitute a material breach of this Agreement.

      These policies also apply to all internet activities.

24.   IDENTIFICATION

      Dealer's participation in MAST's Brand Identification programs shall be in accordance with the terms and conditions which MAST may establish.

      Title to all signs furnished to Dealer by MAST shall remain in MAST regardless of whether Dealer shares in the cost of the erection and maintenance or pays for the use thereof. Dealer shall not sell any signs furnished to Dealer by MAST as a part of any

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      sale of Dealer's business. Dealer shall inform any purchaser of Dealer's business of MAST's interest in and ownership of any and all MAST signs.

      Upon termination of this Agreement, or upon request by MAST, Dealer agrees to cooperate in the removal and return to MAST of any and all MAST signs. In the event of Dealer's failure to do so, MAST may repossess the signs without liability to Dealer for trespass or damages to the premises or to Dealer's business, and Dealer shall reimburse MAST for costs, including reasonable attorneys' fees, which MAST may incur in removing the signs.

25.   INDEMNIFICATION

      MAST agrees, subject to the provisions below, to defend and indemnify Dealer and hold it and/or its affiliates, agents and employees harmless from any litigation claim, demand, loss, judgment, expense, cost, damage, or injury, including reasonable attorneys' fees, and/or any settlement approved by MAST, which arises out of injury or damage to any person or property, real or personal, proximately caused by defective workmanship or materials in any product sold to Dealer hereunder.

      Upon determining that its product was involved, MAST will defend, at its own cost, expense and risk, any and all actions, suits, and other legal proceedings that may be brought or instituted upon any claim or demand that injury or damages are caused by defective workmanship or materials in any MAST Product sold to Dealer hereunder. MAST will not, however, defend claims or demands that allege factors other than defects in workmanship or materials.

      In the event that a claim or demand alleges multiple causation factors, including defects in workmanship or materials, MAST will defend defective workmanship or materials claims or demands only, but will assist Dealer in defending other claims.

      In no case will MAST indemnify Dealer against claims or demands to the extent that they arise out of any of the following:

            A. Any express warranty not approved by MAST, the use of any form of advertising, product or sales literature not provided by MAST, or any distribution or sale of any products for a purpose not intended or authorized by MAST.

            B.    Any personal injury, death, or property damage arising of:

                        1. Any act by Dealer which changes the condition or form of the Products sold by MAST, including any labels, warnings, or instructions relating to those products.

                        2. Any failure by Dealer to maintain MAST Products in merchantable condition.

                        3. Any failure by Dealer to make such inspections, adjustments, tests or servicing which Dealer has agreed to make or normally undertakes to make in the usual course of business in connection with the distribution or sale of Products.

                        4. Any Products which, after sale by MAST, have been labeled or relabeled, repurchased or used as a container, part or ingredient of any other thing or substance by or for Dealer.

                        5. Any failure by Dealer to provide warnings of product hazards or instructions for use of the Product if such warnings or instructions were furnished to it by MAST.

                        6. The result of any fitments or procedures that do not fully comply with the original equipment manufacturers' or the tire manufacturers' fitment requirements, technical specifications or service and safety information.

                        7. Any claims or litigation arising from Dealer's sales of altered, second-hand, used, retreaded, regrooved or remanufactured MAST products.

                        8. Dealer's failure to manage a safe work place or actions by Dealer that expose its customers to the hazards of the work place. Workers' compensation or OSHA claims are specifically excluded.

                        9. Any matter in which the Dealer or its agents have failed to preserve or retain the artifacts (tire, wheel, etc.) that are the subject of the litigation.

                        10.   The negligence of Dealer.

                        11.   Any unfair business practices of Dealer.

      The aforesaid indemnity is further conditioned upon immediate notice by Dealer to MAST of any actions, suits, or other legal proceedings, Dealer providing to MAST a reasonable opportunity to inspect the tire or Product at MAST's laboratory at least fifteen (15) business days prior to any MAST decision on indemnification, and the full cooperation of Dealer in the defense of any claim, demand, or cause of action. MAST shall not be responsible for fees or costs incurred by Dealer prior to any acceptance by MAST of a tender of defense. Upon MAST's acceptance of tender of any defense, MAST shall have the right to exercise control over all aspects of the litigation, including selection of counsel; provided, however, that MAST may not, without Dealer's consent, settle any claim, demand, or cause of action which imposes any injunctive relief upon Dealer or any financial liability upon Dealer not covered by MAST's indemnification obligations hereunder.

26.   RELEASE OF LIABILITY

      From time to time, MAST may provide Dealer with primary and secondary consumer marketing data collected or prepared by MAST, purchase recommendations, and/or business practice training to aid Dealer in its resale of MAST Products. MAST cannot and does not warrant or guarantee the accuracy of any such information or training provided to Dealer. Such information is provided for informational purposes and to aid Dealer in making its own unilateral business decisions. The provision of such information is not intended to be, and should not be construed by the Dealer as, an instruction or directive to take any specific course of conduct based on the information. Business decisions based on any information provided are solely within Dealer's discretion. Dealer releases and holds harmless MAST, its parent and affiliated companies, successors and assigns, and its and their officers, directors, employees, agents and representatives, without limitation, exception, reservation or exclusion, from and against any and all claims and demands, causes of action, losses, damages or actions whatsoever, including attorneys' fees, resulting from Dealer's use of and/or reliance upon same in making Dealer's business decisions.

27.   RIGHT TO AUDIT

      Throughout the term of this Agreement, MAST shall have the right to conduct an audit of the administration and compliance of Dealer and Companies with this Agreement or any Brand Programs. Such an audit shall be performed only after Dealer has received five (5) business days prior written notice of MAST's intent to conduct an audit. Any such audits may only be conducted during regular business hours or at reasonable times. If such audit discloses that there are discrepancies, Dealer shall forfeit any credits of payments Dealer may have received due to such discrepancy. If any MAST conducted audit reveals that MAST failed to properly issue credits or payments in favor of Dealer, MAST shall issue Dealer such credits of payments.

28.   AUTOMATIC TERMINATION

      This Agreement shall terminate automatically, without notice by either party, upon the occurrence of any of the following events:

            A. Dealer ceases doing business or Dealer is dissolved, whether by operation of law or otherwise, if Dealer is a corporation or partnership;

            B. Insolvency of Dealer, or assignment by Dealer for the benefit of creditors or any institution of proceedings under the insolvency or bankruptcy laws of which the Dealer is the subject;

            C. Any attempted assignment by Dealer of this Agreement or any right or interest arising from this Agreement; or

            D. Any change, however arising, in the ownership or management of Dealer or Companies, unless prior to the occurrence of such change in ownership or management MAST shall have been notified of the change in writing and Dealer shall have obtained MAST's prior written approval to such change.

29.   TERMINATION WITH OR WITHOUT CAUSE

      MAST and Dealer each shall have the absolute right to terminate this Agreement, with or without cause, in whole, or in part with respect to an individual Company. Such termination will be effective thirty (30) days after receipt of written notice of such termination by the terminating party.

30.   CONSEQUENCES UPON TERMINATION

      A.    Upon termination of this Agreement (however arising):

                  1. Dealer, and/or Company, shall cease to be an authorized MAST Brand Dealer and shall not, from the effective date of any termination or expiration, refer to itself as such in any way whatsoever, whether expressly or by implication.

                  2. All sums owing from Dealer to MAST or from MAST to Dealer shall become immediately due and payable. In order to insure prompt payment, each party agrees to cooperate and work with the other in determining and processing all such amounts due. MAST reserves the right to offset any amounts owed to MAST from unissued credits and adjustments owed by MAST to Dealer.

                  3. Dealer, and/or Company, shall cease performing warranty services for customers and shall instead direct such customers to an authorized MAST Dealer, as directed by MAST. Dealer shall, within thirty (30) calendar days following the termination date of this Agreement, submit any pending Warranty Claims with respect to MAST Products. Any claims submitted by the Dealer after that date will be returned to the Dealer unprocessed.

                  4. Dealer, and/or Company, shall cease making sales to government agencies on MAST's behalf and shall, instead, direct such customers to an authorized MAST Dealer, as specified by MAST. Dealer shall, within thirty (30) calendar days following the termination date of this Agreement, submit to MAST any pending National Account,

                        CDP, Rent-A-Car, Public Utility, OE Dealer Warranty Support, Government or Military Exchange claims with respect to MAST products. Any claims submitted by the Dealer after that date will be returned to the Dealer unprocessed.

                  5. Neither party shall be liable to the other for any damages or losses resulting solely from termination of this Agreement. In no event shall either party be liable for any punitive, consequential or incidental damages arising from enforcement or termination of this Agreement.

                  6. If Dealer does not execute another MAST agreement within thirty (30) calendar days following the termination date of this Agreement, Dealer shall cease and desist from displaying or using any MAST Brand, trademark, trade name or logo. Dealer agrees to cooperate in the removal and return to MAST of any and all MAST signs. In the event of Dealer's failure to do so, MAST may repossess the signs without liability to Dealer for trespass or damages to the premises or to Dealer's business, and Dealer shall reimburse MAST for costs, including reasonable attorneys' fees, which MAST incur in removing the signs.

      B. Where either party gives written notice that it intends to terminate this Agreement, in whole or in part, without cause, MAST, during any such notice period, shall be obligated to consider orders for MAST's Products from Dealer only up to a dollar value not exceeding Dealer's, or Company's (in the case of a terminating Company), average purchases of similar MAST Products for any like period of time during the six (6) month period immediately preceding the giving of notice. If, at any time any such notice is given, Dealer or Company has a debit balance in its MAST account, MAST shall be entitled to reject any orders by Dealer or Company until Dealer or Company no longer has a debit balance, at which time orders shall be met as set forth in the immediately preceding sentence and payment terms shall be cash in advance of delivery of MAST Products to Dealer.

      C. Where this Agreement is terminated, whether in whole or in part, for abuse or misuse of any Program or other breach of this Agreement by Dealer or Company, then:

            1. MAST, at its option, may reduce or offset any bonuses, benefits or credits due to Dealer under any Brand Program by the amounts of any bonuses, benefits, or credits which Dealer improperly received; and

31.   DISPOSITION OF MAST PRODUCTS AFTER TERMINATION

      Upon termination of this Agreement and if Dealer is not in default under any security or related agreement or in payment default, Dealer or Company shall retain all MAST Products and make payment for such Products. If requested by Dealer at such time and if MAST consents thereto in writing, MAST, at its option, may repurchase MAST Products, in accordance with the terms and conditions of the MAST return goods policy. Following receipt of the Products and MAST's verification that its policy has been satisfied, MAST shall issue a credit advice to Dealer for all eligible Products. MAST may deduct from the purchase price for such Products any sums owed to MAST by Dealer, whether due or to become due. However, in no event shall any of the foregoing, or MAST's actions thereunder, be construed as a strict foreclosure or limit MAST's rights to recover any amount due MAST from Dealer.

32.   TRANSACTIONS AFTER TERMINATION

      Business dealings between the parties following termination of this Agreement are not intended to and shall not result in a renewal of this Agreement or a waiver of such termination.

33.   FORCE MAJEURE

      MAST shall not be liable for a failure to perform that arises from causes or events beyond its reasonable control and without its fault or negligence. MAST may suspend performance of its obligations under this Agreement without obligation to Dealer during the occurrence of any excusable delay. Excusable delays shall include, but not be limited to, results from acts of God or public enemy, restrictions, prohibitions, priorities or allocations imposed by governmental authority, strikes or labor disputes, lack of or inability to obtain raw materials or supplies, floods, fires, earthquakes, epidemics, or unusually severe weather.

34.   NO ASSIGNMENT

      Neither this Agreement nor any right hereunder nor interest herein may be assigned by Dealer. This Agreement and any right hereunder or interest herein may be assigned at any time by MAST in its sole discretion.

35.   NO IMPLIED WAIVERS BY MAST OR DEALER

      Failure by MAST or Dealer to enforce or exercise any of its rights under any provision of this Agreement shall not be construed as a waiver of such rights. MAST's or Dealer's exercise or enforcement of any rights or remedies under this Agreement shall not limit or affect its rights to exercise thereafter the same or any additional rights or remedies.

36.   CONSTRUCTION AND MODIFICATION

      This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws and courts of the State of South Carolina without regard to any conflict of laws provision. Dealer consents to the personal jurisdiction and venue of the federal and state courts in Greenville County, South Carolina, for any court action or proceeding.

      This Agreement supersedes any and all prior written and oral dealership agreements between MAST and Tire Kingdom, Big O, and Carroll Tire. Except as provided herein, this Agreement may not be modified or amended except by an instrument in writing executed by duly authorized representatives of both parties. From time to time TBC Corporation shall participate in special promotions, programs as offered from MAST.

37.   SEVERABILITY OF PROVISIONS

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of that provision in any other jurisdiction.

38.   HEADINGS

      The headings of this Agreement are for convenience only and are not intended as a summary of such sections and do not affect, limit, modify or construe the contents thereof.

39.   NOTICES

      Any notice required or permitted by this Agreement shall be in writing and may be made by personal delivery or by first-class, registered or certified mail. Notices to MAST shall be delivered to or addressed to MAST at the following addresses: (For Passenger and Light Truck Tires) - Michelin Americas Small Tires, P.O. Box 19001, One Parkway South, Greenville, SC 29602-9001, Attention: Sales Merchandising & Strategic Planning Dept. Notices to Dealer shall be delivered to Dealer at Dealer's principal place of business.

40.   ACKNOWLEDGMENTS

      Each party acknowledges that no representation or statement, understanding or agreement, other than as set forth in this Agreement, has been made or exists. In entering into this Agreement, the Dealer and MAST have not relied upon anything done or said or upon any presumption in fact or in law (i) with respect to this Agreement, or to the duration, termination, or renewal of this Agreement, or with respect to the relationship between the parties, other than as expressly set forth in this Agreement; (ii) that in any way tends to change or modify the terms of this Agreement or to prevent this Agreement from becoming effective; or (iii) that in any way affects or relates to the subject matter hereof.

41.   PRICES

      A. The prices payable by Dealer and all other sales terms for MAST Products shall be as provided in the applicable MAST Brand Program in effect at the time of shipment. To the extent that any taxes are not included in such price, Dealer also shall be liable to reimburse MAST for all applicable taxes on the distribution, use or sale of any MAST Products purchased by Dealer.

      B. MAST may change at any time the prices of MAST Products, MAST price lists, and other pricing or sales materials distributed by MAST; however, MAST will not make any national price increases without giving forty five (45) days prior written notice to Dealer.

      C. The terms and conditions of this Agreement are incorporated into and made a part of price lists, sales programs, and other materials distributed by MAST to Dealer, whether or not this Agreement is specifically incorporated therein.

      D. Base pricing for Passenger and Light Truck tire purchases will be as listed in the currently applicable Michelin, BFGoodrich, Uniroyal, Cavalier, Medalist, or Riken, Brands base price list.

42.   TREAD ACT

      The Transportation Recall Enhancement, Accountability and Documentation Act of 2000, Publication L 106-414 ("TREAD Act") and related implementing regulations of the National Highway Traffic Safety Administration ("NHTSA"), 49 C.F.R. Parts 576 et seq., contain certain reporting, recordkeeping, endurance and resistance, labeling and other requirements relating to the manufacture, sale, and distribution of motor vehicles and motor vehicle equipment, including tires (collectively, "TREAD Act requirements").

      Pursuant to TREAD Act requirements, all manufacturers of tires and owners of brand name tires are required to make reports to the NHTSA on a quarterly basis. Under the TREAD Act requirements, quarterly reports filed by a manufacturer of tires, which includes any pertinent information from a brand name owner of such tires, shall be considered compliance with such quarterly reporting requirements by both the manufacturer and the brand name owner.

      This TREAD ACT AGREEMENT delineates, as between Dealer, its affiliates and subsidiaries, and MAST , the parties responsible for compliance with the applicable portions of the above mentioned TREAD Act requirements.

      To the extent Dealer receives or otherwise possesses or controls the Information (as defined below) required to be reported to NHTSA concerning tires manufactured or sold by MAST and imported and distributed by Dealer in the United States, Dealer will, within 10 working days of receipt, provide MAST with such Information so that MAST may timely comply with applicable Tread Act requirements. In exchange for the receipt of such information, from Dealer, MAST shall timely file all quarterly reports with the NHTSA as required by the TREAD Act requirements and such filing shall constitute compliance by Dealer with the TREAD Act requirements with respect to tires manufactured or sold by MAST and imported and distributed by Dealer in the United States.

      Therefore, this Agreement between Dealer and MAST hereby confirms the following:

      1. MAST understands its Tread Act responsibilities and agrees to comply with them fully;

      2. All filings made by MAST with the NHTSA shall constitute compliance with the TREAD Act requirements with respect to all tires manufactures or sold by MAST and imported and distributed by Dealer in the United States;

      3. Dealer is not responsible for MAST's compliance with the Tread Act requirements, and MAST shall neither designate Dealer as the entity responsible for reporting to NHTSA, nor expect that Dealer will report to NHTSA on MAST's behalf;

      4. In consideration of MAST's filing quarterly reports with the NHTSA that Dealer would otherwise be required to file with the NHTSA under the TREAD Act requirements, Dealer will endeavor to provide MAST with the following information (collectively the "Information") to the extent such information is received or otherwise possessed or otherwise controlled exclusively by Dealer:

                  (a) All warranty claims and adjusted tires, in accordance with the MAST warranty procedure manuals, for inspection by MAST;

                  (b) All property damage claims made against Dealer that involve a tire or tires manufactured or sold to Dealer by MAST;

                  (c) All incidents involving a tire or tires produced or sold by MAST that were sold to Dealer that involve a death and/or injury

                  (d) All consumer communications made by Dealer as defined in 49 CFR 579.5; and

                  (e) Any other information reasonably related to compliance with TREAD Act which is requested by MAST in writing.

      5. MAST will indemnify Dealer against any penalty or damages resulting from Dealer's non-compliance with the TREAD Act requirements (provided such non-compliance is not directly related to negligence or malfeasance on behalf of Dealer), or MAST's failure to timely and accurately file the quarterly reports required by the TREAD Act requirements on behalf of Dealer.

IN WITNESS WHEREOF, the parties hereto have duly executed this 2004-2005 Dealer Agreement effective as of April 1, 2004.

TBC CORPORATION                                  MICHELIN NORTH AMERICA, INC.
                                                 (Michelin Americas Small Tires
                                                 Division)

BY: (SIGNATURE) /s/ J. GLEN GRAVATT              BY: (SIGNATURE) /s/ RON ENNIS
                -----------------------                          ---------------
Name: (print) J.Glen Gravatt                     Name:  (print) Ron Ennis

Title: (print) Executive Vice President          Title: (print) General Business
                                                        Director

Date: August 19, 2004                            Date: August 20, 2004

                                  ADDENDUM "A"
                                       TO
                   2004-2005 MAST AUTHORIZED DEALER AGREEMENT

                              RETAIL SALES POLICIES

THIS "ADDENDUM A" sets forth the terms and conditions applicable to MAST Retail Sales Policies and Programs which are intended for promoting, marketing, selling and servicing of MAST Products from Dealer's point-of-sale locations within the fifty United States and the District of Columbia. Defined names of various Sales Program elements may vary from Program to Program, and are applicable to authorized MAST dealers meeting the specific Program criteria.

1.1   AUTHORIZED BASE PRICE

      All Passenger and Light Truck tires will be invoiced at the applicable base price less any published promotional discounts, product discounts and applicable discounts as may be offered.

1.2   SPECIFIC TERMS

      Payment terms are Code 0222. In addition, a cash discount will be allowed on all prepayments or on all payments made within the above terms.

1.3   RETAIL DISTRIBUTION DISCOUNT (RDD)

      A Retail Distribution Discount will be issued as an on-invoice discount from the adjusted (after any applicable standard product discount and/or promotional discount(s)) billing prices, and will be based on the schedule in the applicable MAST Sales Program.

1.4   ANNUAL PREMIUM BONUS (APB)

      An Annual Premium Bonus (APB) can be earned on net invoice purchases of Michelin and BFGoodrich Brand Passenger and Light Truck tires based on the schedule in the applicable MAST Sales Program.

1.5   ANNUAL VOLUME BONUS (AVB)

      An Annual Volume Bonus (AVB) can be earned on net invoice purchases of MAST Flag Brand (Michelin, BFGoodrich, and Uniroyal) Passenger and Light Truck tires based on the schedule in the applicable MAST Sales Program.

      Annual Volume Bonus (AVB) will be issued as an on-invoice discount from the adjusted (after any standard product discount and/or applicable promotional discount(s) billing prices.

1.6   TRANSPORTATION POLICY

      MAST will ship orders freight pre-paid from the dealer's servicing MAST distribution center per the applicable MAST Sales Program.

1.7   ADVERTISING / MARKETING SUPPORT:

      MAST will provide Advertising and Marketing Support based on a MAST approved Marketing Plan. Claims will be credited for approved marketing expenses to include activities such as advertising, consumer promotions, and other approved marketing activities.

1.8   RIGHT TO AMEND

      MAST reserves the right to discontinue, modify and/or supplement all of the sales policies, pricing, terms, discounts, bonuses and/or allowances of this Agreement at any time without prior notice. Notwithstanding the foregoing, MAST agrees to notify Dealer 45 days in advance of any national price increase.

                                  ADDENDUM "B"
                                       TO
                   2004-2005 MAST AUTHORIZED DEALER AGREEMENT

                            WHOLESALE SALES POLICIES

THIS "ADDENDUM B" sets forth the terms and conditions applicable to MAST Wholesale Sales Policies and Programs which are intended for the distribution of MAST Products from Dealer's point-of-distribution locations within the fifty United States and the District of Columbia. Defined names of various Sales Program elements may vary from Program to Program, and are applicable to authorized MAST dealers meeting the specific Program criteria.

1.1   AUTHORIZED BASE PRICE

      All Passenger and Light Truck tires will be invoiced at the applicable base price less any published promotional discounts, product discounts and applicable discounts as may be offered.

1.2   SPECIFIC PAYMENT TERMS

      Payment terms are Code 0222. In addition, a cash discount will be allowed on all prepayments or on all payments made within the above terms.

1.3   SPECIFIC PURCHASE CRITERIA

      Purchase criteria will be in accordance with the applicable MAST Sales Program.

1.4   DISTRIBUTION ALLOWANCE

      Distribution Allowance will be issued as an on-invoice discount from the adjusted (after any applicable standard product discount and/or promotional discount(s)) billing prices, and will be based on the schedule in the MAST Sales Program.

1.5   ULTRA PREMIUM BONUS (UPB)

      An Ultra Premium Bonus (UPB) can be earned on net invoice purchases of Michelin and BFGoodrich Brand Passenger and Light Truck tires based on the schedule in the applicable MAST Sales Program.

1.6   ANNUAL VOLUME BONUS (AVB)

      An Annual Volume Bonus (AVB) can be earned on net invoice purchases of MAST Flag Brand (Michelin, BFGoodrich, and Uniroyal) Passenger and Light Truck tires based on the schedule in the applicable MAST Sales Program.

1.7   TRANSPORTATION POLICY

      MAST will ship orders from the dealer's servicing MAST distribution center per the applicable MAST Sales Program.

1.8   RETAIL COMMITMENT BONUS (RCB)

      A Retail Commitment Bonus may be earned on net sales of MAST Flag brand tires to authorized Associate Dealers per the applicable MAST Sales Program.

1.9   GROWTH BONUS:

      A growth bonus can be earned on net purchases of Michelin and BFGoodrich Brand Passenger and Light Truck tires per the applicable MAST Sales Program.

1.10  ADVERTISING / MARKETING SUPPORT:

      MAST will provide Advertising and Marketing Support based on a MAST approved Marketing Plan. Claims will be credited for approved marketing expenses to include activities such as advertising, consumer promotions, and other approved marketing activities.

1.11  RIGHT TO AMEND

      MAST reserves the right to discontinue, modify and/or supplement all of the sales policies, pricing, terms, discounts, bonuses and/or allowances of this Agreement at any time without prior notice. Notwithstanding the foregoing, MAST agrees to notify Dealer 45 days in advance of any national price increase.